Exhibit 23.1

Consent of Counsel

We hereby consent to the use of our opinion dated April 20, 2021, included in amendment no. 2 to registration statement of Transportation and Logistics Systems, Inc. on Form S-1.

/s/ Flangas Law Group

Flangas Law Group
Las Vegas, NV
April 22, 2021